EXHIBIT 10.57
                                                                   -------------

                            SECOND AMENDMENT TO LEASE
                            -------------------------

This Second Amendment to Lease ("Second Amendment") is entered into as of July 7, 2004 by and between the 1989 Sheehan Family Trust dated October 24, 1989 ("Lessor") and Electronic Clearing House, Inc., a Nevada Corporation ("Lessee"), and amends that certain Standard Multi-Tenant Lease - Gross dated May 21, 2003 and First Amendment to Lease dated July 10, 2003 for the Premises commonly known as 730 Paseo Camarillo, Suites 101 and 200, Camarillo, California ("Premises"), as more particularly described therein.

Lessee wishes to lease additional space and the parties wish to amend the Lease to specify the New Premises and new terms and conditions. Accordingly, the parties agree to amend the Lease as follows:

1.   NEW PREMISES:
     Suite 102 consisting of approximately 11,103 rentable square feet shall be added to the Premises for a total New Premises of approximately 32,669 square feet.

2.   EFFECTIVE DATE:
     Upon mutual execution of this Second Amendment, estimated to be June 18, 2004.

3.   NEW MONTHLY BASE RENT AS OF THE EFFECTIVE DATE:
     $35,935.90.

4.   RENT ABATEMENT:
     The Monthly Base Rent shall be abated for Suite 102 ($12,213.30) from the Effective Date of this Second Amendment through December 31, 2004.

5.   ADDITIONAL SECURITY DEPOSIT TO BE PAID UPON EXECUTION:
     $12,213.30 for a total Security Deposit paid of $35,935.90.

6.   PARKING:
     219 unreserved spaces.

7.   LESSEE'S SHARE OF OPERATING EXPENSE INCREASE:
     Eighty-one and 61/100 percent (81.61%).

8.   TENANT IMPROVEMENTS:
     Lessee shall accept Suite 102 in its "as-is" condition, except Lessor, at its sole cost, will remove the electrical conduit and wiring in the former raised floor computer room. Should Lessee expend funds to improve the office space, such funds will be counted toward the purchase price of the building should Lessee exercise its Option to Purchase.

9.   UTILITIES AND SERVICES:
     Lessee shall pay, at Lessor's option, either Lessee's share or a reasonable proportion to be determined by Lessor of all charges for jointly metered utilities and for services to Suite 102. Lessor represents and warrants the HVAC system servicing suite 102 has been well maintained and serviced in good working order. Pursuant to the Lease, Lessee shall be responsible for normal maintenance and repair of the HVAC unit(s) and Lessor shall be responsible to replace the HVAC unit(s) should the unit(s) fail.

10.  OPTION TO TERMINATE:
     Lessee shall waive its one-time option to terminate the Lease per the provisions of Section 58 of the Lease upon full execution of this Second Amendment to Lease.


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11.  FORCE AND EFFECT:
     To the extent that any terms or provisions of this Amendment are inconsistent with any terms or provisions of the Lease, the terms and provisions of this Amendment shall prevail and control for all purposes.

LESSOR:                                 LESSEE:

                                        ELECTRONIC CLEARING HOUSE, INC.,
                                        A NEVADA CORPORATION


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